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                                                                 Exhibit (8)(b)
[SULLIVAN & CROMWELL LETTERHEAD]








                                               September 12, 1997


ING Groep N.V.,
  Strawinskylaan 2631,
    P.O. Box 801, 1000 AV Amsterdam,
      The Netherlands.


Ladies and Gentlemen:

        As special tax counsel to ING Groep N.V. (the "Company") in connection with the proposed sale by the Company of Bearer Depositary Receipts or American Depositary Shares, we hereby confirm to you our opinion as set forth under the heading "Taxation - United States Taxation" in the Prospectus/Proxy Statement on Form F-4 covering such Bearer Depositary Receipts or American Depositary Shares.

        We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Company's Prospectus/Proxy Statement and the reference to us under the heading "Taxation - United States Taxation" in the Prospectus/Proxy Statement. By giving the foregoing consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                               Very truly yours,

                                               /s/ SULLIVAN & CROMWELL